UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 26, 2005

Willow Grove Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49706	80-0034942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh and Norristown Roads, Maple Glen, Pennsylvania		19002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 646-5405

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                     Results of Operations and Financial Condition

On April 27, 2005, Willow Grove Bancorp, Inc. (the “Company”) reported its results of operations for the quarter ended March 31, 2005.

For additional information, reference is made to the Company’s press release dated April 27, 2005, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

ITEM 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Agreement and Plan of Merger, dated January 20, 2005, between the Company and Chester Valley Bancorp Inc., the Company has increased the size of its board of directors to ten members.  In addition, on April 26, 2005, the Company’s board of directors elected Robert J. McCormack to the newly created directorship.  Mr. McCormack formerly served as President and Chief Executive Officer of Sun Bancorp, Inc. until September 2004.  Mr. McCormack currently serves as a business consultant for mergers and acquisitions with VR Business Brokers, Lewisburg, Pennsylvania.

ITEM 9.01                     Financial Statements and Exhibits

(a)                   Not applicable.

(b)                  Not applicable.

(c)                   Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press release dated April 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW GROVE BANCORP, INC.

Date: May 2, 2005	By:	/s/ Frederick A. Marcell Jr.
Frederick A. Marcell Jr.
President and Chief Executive Officer